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                                                                   Exhibit 10.12
                            STOCK PURCHASE AGREEMENT

         STOCK PURCHASE AGREEMENT (the "Agreement") made as of this 4th day of March 1999 between WorldWide Web NetworX Corporation, a Delaware corporation with its principal offices at 3000 Atrium Way, Mt. Laurel, New Jersey 08054-3911 (the "Company") and D.H. Blair Investment Banking Corp. ("Blair"), a Delaware corporation whose address is 44 Wall Street, 2nd Floor, New York, New York 10005, or its designee (the "Subscriber").

         WHEREAS, the Company desires to sell 2,000,000 shares (the "Shares") of the Company's common stock, $.001 par value (the "Common Stock") on the terms and conditions hereinafter set forth and the Subscriber desires to purchase the Shares;

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

                  1. SUBSCRIPTION FOR SHARES

                           1.1 Subject to the terms and conditions hereinafter
set forth, the Subscriberhereby subscribes for and agrees to purchase from the Company the Shares at a purchase price of $1.50 per Share (the "Purchase Price") for an aggregate Purchase Price of $3,000,000. The closing of the purchase of the Shares (the "Closing") is subject, among other conditions described in
Section 4, to the prior receipt (or waiver) by the Subscriber of the Company's December 31, 1998 unaudited balance sheet (the "Balance Sheet"), which Balance Sheet is subject to adjustment and, as so adjusted shall, at the Closing, indicate that there is no material adverse change in the financial position and results of operations of the Company from that reflected in such Balance Sheet, except as set forth on Schedule 1.1 hereto. The Closing shall take place as soon as possible after receipt (or waiver) by Subscriber of the financial statements described above. At the Closing, the Company shall deliver to the Subscriber a certificate representing 2,000,000 Shares against payment of the Purchase Price therefor by check or wire transfer made payable to the order of the Company.

                  2. REPRESENTATIONS BY AND COVENANTS OF THE SUBSCRIBER

                           2.1 The Subscriber represents that it is an
"accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"), and that it is able to bear the economic risk ofan investment in the Shares, including the total loss of such investment.

                           2.2 The Subscriber acknowledges that it has prior
investment experience, including investment in non-listed and non-registered securities, and that it recognizes the highly speculative nature of this investment.

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                           2.3 The Subscriber represents that the Shares are
being purchased for its own account, for investment purposes only and with no view to distribution or resale to others.

                           2.4 The Subscriber understands that the Shares have
not been registered under Act or applicable state securities laws by reason of a claimed exemption under the provisions of the Act which depends, in part, upon its representations, warranties and covenants contained in this Agreement and its investment intention and further understands that it is not being furnished with any offering documents other than this Agreement.

                           2.5 The Subscriber understand and hereby acknowledges
that the Company is under no obligation to register the Shares under the Act, with the exception of certain registration rights set forth herein. the Subscriber consents that the Company may, if it desires, permit the transfer of the Shares out of its name only when its request for transfer is accompanied by an opinion of counsel reasonably satisfactory in form and substance to the Company that neither the sale nor the proposed transfer results in a violation of the Act or any applicable state "blue sky" laws.

                           2.6 The Subscriber consents to the placement of a
restrictive legend on any certificate evidencing the Shares stating that they have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale thereof.

                           2.7 The Subscriber represents and warrants that this
Agreement has been duly and validly authorized, executed and delivered by all required corporate action and constitutes the legal, valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws, affecting creditors' rights generally.

                  3. REPRESENTATIONS BY THE COMPANY

         The Company represents and warrants to the Subscriber that as of the date hereof and as of the Closing:

                           3.1 The Company is a corporation duly organized,
existing and in good
standing under the laws of the State of Delaware and has the corporate power to conduct its business.

                           3.2 The execution, delivery and performance of this
Agreement by the Company has been approved by the Board of Directors of the Company and all other actions required to authorize and effect the offer and sale of the Shares have been taken and approved. This Agreement constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms except as such enforcement may be limited by

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bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

                           3.3 The Shares have been duly and validly authorized
and, when issued and paid for in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessible.

                           3.4 There are 11,035,186 Shares of Common Stock
issued and outstanding on a fully-diluted basis, and there will be approximately 35,000,000 Shares of Common Stock issued and outstanding based on existing contractual obligations of the Company, including the 2,000,000 Shares to be issued to Subscriber pursuant hereto but excluding (i) the "Purchase Shares" (as such term is defined in the letter of intent (the "LOI") referenced in Section
4.5 hereof.) and (ii) shares issuable upon conversion of the "Convertible Debt" (as such term is defined in the LOI).

                           3.5 Except as set forth on Schedule 3.5 hereto, the
Company has filed all tax returns (or obtained extensions of time to file such returns), federal, state, and local, and all related information required to be filed prior to the date hereof, and at the Closing, will have filed all tax returns (or obtained extension f time to file such returns), federal, state, and local, and all related information required to be filed prior to the Closing.

                           3.6 The Company has, and at the Closing will have,
good and marketable title to all of the assets reflected in the Balance Sheet, in the amounts and categories set forth therein, which have not been disposed of in the ordinary and regular course of its business since December 31, 1998, and all assets acquired by the Company since December 31, 1998 free and clear of all mortgages, pledges, liens, security interests, conditional sale agreements, charges encumbrances and restrictions of every kind and nature, except as set forth on Schedule 3.6 hereto.

                           3.7 Except as set forth on Schedule 3.7 hereto, since
the date of the Balance Sheet, (i) the Company has not issued any stock, bonds, notes or other corporate securities, (ii) the Company has conducted its business in the ordinary and regular course thereof, (iii) there has not been any material adverse change in the business of the Company, or in the condition, financial or otherwise, of the Company, or in the assets or liabilities of the Company as reflected in the Balance Sheet, or any damage, destruction or loss, whether or not covered by insurance, which has materially affected the business or assets of the Company or which is substantial in amount, or any material change in the nature or condition, other than financial, of the business of the Company, or any event, condition or state of facts of any character whatsoever the occurrence of which materially and adversely affected, or, to the knowledge of the Company, threatens materially and adversely to affect, the results of operations or the business or financial condition of the Company, (iv) the Company has not declared, made, set aside or paid any dividends or distributions or payments on, or any redemption of, any shares of its capital stock, or made any commitments therefor, (v) the Company has not made any loans to any individuals,

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firms, corporations or other entities, or (vi) except in the ordinary and regular course of its business, the Company has not incurred any liabilities or obligations, or purchased or otherwise acquired, mortgaged, pledged or subjected to any lien, charge or other encumbrance, sold or transferred, any of its assets, tangible or intangible, or canceled any debts or claims, or suffered any extraordinary losses, or waived any rights of value, or entered into any other transaction. The Company agrees that from the date hereof to the Closing its business will be operated in the regular and ordinary course and the Company will not take any action enumerated in clauses (i), (ii), and (iv) through (vi) alone without the prior written consent of the Subscriber.

                           3.8 The Company has obtained all licenses, permits
and other governmental authorizations necessary to the conduct of its business; such licenses, permits and other governmental authorizations obtained are in full force and effect; and the Company is in all material respects complying therewith.

                           3.9 The Company knows of no pending or threatened
legal or governmental proceedings to which the Company is a party which could, individually or in the aggregate, materially adversely affect the business, property, financial condition, operations or prospects, financial or otherwise, of the Company.

                           3.10 The Company is not in violation of or default
under, nor will the execution and delivery of this Agreement, the issuance of the Shares, and the incurrence of the obligations herein set forth and the consummation of the transactions herein described, result in a violation of, or constitute a default under, the certificate of incorporation or by-laws, in the performance or observance of any obligations, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any contract, indenture, mortgage, loan agreement, lease, joint venture or other agreement or instrument to which the Company is a party or by which it or any of its properties may be bound or in violation of any order, rule, regulation, writ, injunction, or decree of any government, governmental instrumentality or court, domestic or foreign.

                           3.11 All information from the Company included in, or
delivered pursuant to, this Agreement is accurate and complete and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein, in light of the circumstances under which they were made not misleading.

                  4. CONDITIONS OF SUBSCRIBER'S OBLIGATIONS AT CLOSING

         The obligations of the Subscriber under Section 1 of this Agreement are subject to the fulfillment, or the waiver by Subscriber, on or before the Closing of each of the following conditions:

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                           4.1 The representations and warranties of the Company
contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

                           4.2 The Company shall have performed and complied
with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing, including, but not limited to, furnishing the Financial Statements referred to in Section 1.1 of this Agreement.

                           4.3 The Company shall have obtained all
authorizations, approvals, waivers or permits, if any, necessary or appropriate for consummation of the transactions contemplated by the Agreement.

                           4.4 The Subscriber shall have received the Balance
Sheet, which Balance Sheet is subject to adjustment and, as so adjusted, shall, at the Closing, indicate there is no material adverse change in the financial position and results of operations of the Company from that reflected in the Balance Sheet, except as set forth on Schedule 1.1 hereof.

                           4.5 The Subscriber shall have received an opinion of
counsel to the Company reasonably acceptable to the Subscriber to the effect of the representations set forth in Sections 3.1, 3.2, 3.3 and 3.10 hereof.

                           4.6 The Company shall have executed a letter of
intent (the "LOI" with Blair providing, INTER ALIA, for Blair to use its best efforts to raise a minimum of $2.0 million and a maximum of 21.0 million for the company through a private placement of Common Stock at a price of $1.50 per share, in the form annexed hereto as Annex A.

                           4.7 The Company shall have executed a definitive
agreement with JenCom Digital Technologies, LLC ("JenCom") for the acquisition of a 50% interest in certain of the business and assets of JenCom for shares of the Company's Common Stock in the form annexed hereto as Annex B.

                  5. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING

         The obligations of the Company to the Subscriber under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by the Subscriber.

                           5.1 The representations and warranties of the
Subscriber contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties has been made on and as of the Closing.

                           5.2 The Subscriber shall have performed and complied
with all agreements and conditions contained in this Agreement that are required to be performed or

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complied with by the Subscriber on or before the Closing.

                           5.3 The Subscriber shall have executed the LOI.

                  6. REGISTRATION RIGHTS

                           6.1 REQUIRED REGISTRATION. The Company hereby agrees
with the Subscriber or its transferees (collectively, the "Holders") to prepare and file with the Securities and Exchange commission (the "SEC") within three months after the Closing Date a registration statement under the Act covering the resale of the Shares and to use its best efforts to cause such registration statement to become effective as soon as practicable thereafter.

         The Company shall pay the expenses described in Section 6.4 for the registration statement filed pursuant to this Section 6.1, except for underwriting discounts and commissions and legal fees of counsel to the Holders, which shall be borne by the Holders.

         In the event that the registration statement shall not have been declared effective by the SEC within seven (7) months after the Closing, the Company shall issue to Holders, for no additional consideration, shares of its Common Stock in an aggregate amount equal to the sum of (i) 200,000 shares of Common Stock for each month, pro rated for any part thereof, that the effectiveness of the registration statement has been delayed plus (ii) such number of shares as equals (A) $3,000,000 multiplied by (B) the quotient of (x) the closing bid price on the seven month anniversary of the Closing (or if such date is not a business day, the next business day) less the closing bid price of the Common Stock on the date such registration statement is ultimately declared effective by the SEC (but such difference shall not be less than zero), divided by (y) $1.50.

                           6.2 COMPANY REGISTRATION. If (but without any
obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a company stock plan or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Shares), the Company shall, at such time, give each Holder written notice of such registration at least thirty
(30) days prior to filing any registration statement. Upon the written request of each Holder given within twenty (20) days after provision of such notice by the Company in accordance with Section 7.1, the Company shall cause to be registered under the Act all of the Shares that each such Holder has requested to be registered. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 6.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration, without any liability to the Company. The Company shall pay all expenses described in Section 6.4 for any registration filed

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prior pursuant to this Section 6.2, except for underwriting discounts and commissions and legal fees of counsel to the Holders, which shall be borne by the Holders.

                           6.3 REGISTRATION PROCEDURES. Whenever required under
Section 6.1 or 6.2 to effect the registration of any Shares under the Act, the Company will:

                                    (a) prepare and file with the SEC a
registration statement with respect to such Shares, and use its best efforts to cause such registration statement to become and remain effective until the Shares are freely salable without the volume limitations of Rule 144;

                                    (b) prepare and file with the SEC such
amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective until the Shares are freely salable without the volume limitations of Rule 144;

                                    (c) furnish to the Holders participating in
such registration and to the underwriters of the Shares being registered, if any, such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order tofacilitate the public offering of such Shares;

                                    (d) use its best efforts to register or
qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating Holders may reasonably request in writing within twenty (20) days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

                                    (e) notify the Holders participating in such
registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                                    (f) notify Blair promptly of any request by
the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

                                    (g) prepare and file with the SEC, promptly
upon the request of the Holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for the Holders is required under the Act or the rules and regulations thereunder in connection with the distribution of the Shares by the Holders;

                                    (h) prepare and promptly file with the SEC
and promptly notify the Holders of the filing of such amendment or supplement to such registration statement or

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prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

                                    (i) advise the Holders, promptly after it
shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

                           6.4 EXPENSES.

                                    (a) With respect to the registration
required pursuant to Section 6.1 and 6.2 hereof, all fees, costs and expenses of and incidental to such registration and public offering (as specified in paragraph (b) below) in connection therewith shall be borne by the Company, provided, however, that any Holders participating in such registration shall bear their pro rata share of the underwriting discount and commissions and transfer taxes and the fees and disbursements of counsel for such Holders, if any.

                                    (b) The fees, costs and expenses of
registration to be borne by the Company as provided in paragraph (a) above shall include, without limitation, all registration, filing, and NASD fees, printing expenses, fees and disbursements of counsel and accounts for the Company, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered and qualified (except as provided in 6.4(a) above). All fees and disbursements of counsel for the selling Holders shall be borne by the selling Holders.

                           6.5 INDEMNIFICATION.

                           (a) The Company will indemnify and hold harmless each
Holder of Shares which are included in a registration statement pursuant to the provisions of Section 6.1 or 6.2 hereof, its directors, officers and agents, and any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or such underwriter within the meaning of the Act, from and against, and will reimburse such Holder, its officers, directors and agents and each such underwriter and controlling person with respect to, any and all loss, damage, liability, cost and expense to which such Holder or any such underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission

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or alleged omission to state therein a material fact required to be stated
therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense is caused by, arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission to state therein a material fact required to be stated therein or necessary to have the statements therein, in light of the circumstances in which they were made, not misleading which are made in reliance upon or in conformity with written information furnished by or on behalf of such Holder, its directors or officers, such underwriter or such controlling person specifically for use in the preparation thereof.

                                    (b) Each Holder or Shares included in a
registration pursuant to the provisions of Section 6.1 or 6.2 hereof will indemnify and hold harmless the Company, its directors, officers and agents, any controlling person and any underwriter from and against, and will reimburse the Company, its directors, officers and agents, any controlling person and any underwriter with respect to, any and all loss, damage, liability, cost or expense to which the Company or any controlling person and/or any underwriter may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by or on behalf of such Holder, underwriter or controlling person specifically for use in the preparation thereof.

                                    (c) Promptly after receipt by an indemnified
party pursuant to the provisions of paragraph (a) or (b) of this Section 6.5 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or in addition to those available to the indemnified party, or if there is a conflict or interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action or (ii) the indemnifying party has authorized the employment of counsel for the indemnified party who is reasonably satisfactory to the indemnified party at the expense of the indemnifying party.

                           6.6 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934

                  With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees, commencing nine (9) months from the Closing to:

                                    (a) make and keep public information
available, as those terms are understood and defined in SEC Rule 144, at all times;

                                    (b)     file with the SEC in a timely manner
all reports and other documents required of the Company under the Act and the Securities Exchange Act of 1934, as amended (the "1934 Act"); and

                                    (c) furnish to any Holder, so long as the
Holder owns any Shares and upon written request by such Holder (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of the Shares without registration.

                           7. MISCELLANEOUS

                           7.1 Any notice or other communication given hereunder
shall be deemed sufficient if in writing and sent by (i) registered or certified mail, return receipt requested, or (ii) a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, addressed to the Company, at its registered office, at 3000 Atrium Way, Mt. Laurel, New Jersey 08054-3911 - Attention: President or to the Subscriber at 44 Wall Street, 2nd Floor, New York, New York 10005 Attention: J. Morton Davis. Notices shall be deemed to have been given three (3) business days after having been sent by registered or certified mail or one (1) business day after deposit with a nationally recognized courier as aforesaid.

                           7.2 This Agreement shall not be changed, modified or
amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

                           7.3 This Agreement shall be binding upon and inure to
the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

                           7.4 Notwithstanding the place where this Agreement
may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of New York. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Agreement shall be adjudicated before a court located in New York City and they hereby submit to the exclusive jurisdiction of the courts of the State of New York located in New York, New York and of the federal courts in the Southern District of New York with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement or any acts or omissions relating to the sale of the Shares hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth below or such other address as the undersigned shall furnish in writing to the other.

                           7.5 The representations, warranties and agreements of
the Company and of the Subscriber in this Agreement will remain operative and in full force and effect and will survive the payment of the Purchase Price and the delivery of the Shares pursuant to Section 1 hereof.

                           7.6 This Agreement may be executed in counterparts.

                           7.7 The holding of any provision of this Agreement to
be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

                           7.8 It is agreed that a waiver by either party of a
breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party. No waiver of any provision hereof shall be effective unless in writing and signed by or on behalf of the party to be charged therewith.

                  7.9 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

                                D.H. BLAIR INVESTMENT BANKING CORP.

                                By: //S// J. MORTON DAVIS
                                    -------------------------------------
                                             J. Morton Davis
                                             Chairman

                                 WORLDWIDE WEB NETWORX CORPORATION


                                 By:  //S// ROBERT KOHN
                                    -------------------------------------
                                             Robert Kohn
                                             President & Chief Executive Officer

                            STOCK PURCHASE AGREEMENT

                                  SCHEDULE 1.1

(a) The Company has issued an additional 497,186 shares of Common Stock since the date of the Balance Sheet and has contractual obligations to issue approximately 22,700,000 additional shares as set forth in subparagraph (d) of Schedule 3.6, excluding (i) 2,000,000 shares to be issued to Blair pursuant to the Stock Purchase Agreement; (ii) shares to be issued upon conversion of an aggregate of $3,000,000 in face amount Series A 6% Cumulative Convertible Debentures (the "Convertible Debt") which, if not converted in accordance with their terms, will require repayment together with all accrued, unpaid interest thereon by the Company by their Maturity Date; and (iii) the shares to be issued to JenCom Digital Technologies LLC.

(b) Pursuant to an Agreement and Plan of Merger dated February 23, 1999 (the "Agreement") among the Company, Artra Group Incorporated ("Artra"), NA Acquisition Corp. ("NAAC") and WWWX Merger Subsidiary, Inc., certain of the Company's assets were transferred to NAAC, its wholly owned subsidiary, pursuant to an Acquisition Agreement dated February 23, 1999. These assets include the membership interest in entrade.com (which also includes certain software license agreements relating to the ORBIT-Registered Trademark- System Software and intangible assets) and its ownership of 25% of the Class A voting stock of AsseTrade.com, Inc. (reflected as Global Trade Group Stock on the Balance sheet). These assets are now directly owned by NAAC. If the transactions described in the Agreement are not approved by the shareholders of WWWX, WWWX will be required to repay Artra $1,400,000 and a "break-up" fee of $2,000,000.

(c) All assets owned by NAAC are subject to a first priority lien in favor of Artra pursuant to the terms of a Loan Agreement and a Security Agreement, both dated February 23, 1999, between NAAC and Artra. The Company has guaranteed the repayment of the loan to NAAC pursuant to a Guaranty dated February 23, 1999.

                            STOCK PURCHASE AGREEMENT

                                  SCHEDULE 3.5

         The Company has not filed tax returns for Keiretsu Corporation, a wholly owned subsidiary of the Company, for the 1997 tax year.

                            STOCK PURCHASE AGREEMENT

                                  SCHEDULE 3.6

(a) Pursuant to an Agreement and Plan of Merger dated February 23, 1999 (the "Agreement") among the Company, Artra Group Incorporated ("Atra"), NA Acquisition Corp. ("NAAC") and WWWX Merger Subsidiary, Inc., certain of the Company's assets were transferred to NAAC, its wholly owned subsidiary, pursuant to an Acquisition Agreement dated February 23, 1999. These assets include the membership interest in entrade.com (which also includes certain software license agreements relating to the ORBIT-Registered Trademark- System Software and intangible assets) and its ownership of 25% of the Class A voting stock of AsseTrade.com, Inc. (reflected as Global Trade Group Stock on the Balance Sheet). These assets are now directly owned by NAAC. If the transactions described in the Agreement are not approved by the shareholders of WWWX, WWWX will be required to repay Artra $1,400,000 and a $2,000,000 "break-up" fee.

(b) All assets owned by NAAC are subject to a first priority lien in favor of Artra pursuant to the terms of a Loan Agreement and a Security Agreement, both dated February 23, 1999, between NAAC and Artra. The Company has guaranteed the repayment of the loan to NAAC pursuant to a Guaranty dated February 23, 1999.

(c) The Company currently has outstanding approximately $50,000 in credit card debt.

(e) The Company is obligated to issue, pursuant to existing contracts and agreements, up to an aggregate of approximately 22,700,000 shares of its Common Stock, excluding (i) 2,000,000 shares to be issued to Blair pursuant to the Stock Purchase Agreement; (ii) shares to be issued upon conversion of the Convertible Debt; and (iii) shares to be issued to JenCom Digital Technologies, LLC, which are not reflected on the Balance Sheet. These 22,700,000 additional shares are to be issued as follows:

                  NAME/REASON                                   NUMBER OF SHARES
                  Global Trade Group/WWWX purchase

                  of GTG 49% interest in entrade.com, Inc.             3,500,000

                  Positive Asset Remarketing/WWWX
                  purchase of 25% of asseTrade.com, Inc.
                  voting stock                                         1,500,000

                  Global Trade Group/WWWX
                   purchase of ATM System from                         3,500,000

                   GTG


                  Rothstein/ATM Services Ltd.
                  Joint Venture with WWWX
                  for asset recovery services                          5,000,000

                  ForEx Plus/Acquisition of foreign
                  currency exchange Internet business                  5,000,000

                  Keystone Investment Management/
                  insurance products 50% LLC Internet Joint
                  Venture (2,000,000 shares Keystone
                  (KIMG:OTC:BB)to WWWX) 2,000,000

                  Admiral Assets(consulting services)                    750,000

                  Software Sub-Contractors(on-line
                  auction related and other software)                    500,000

                  Robert Kohn for 4.5% interest
                    in entrade.com*                                      475,000

                  Gary Lerman for 4.5% interest
                     in entrade.com*                                     475,000
                                                                      ----------
                                                                      22,700,000

         * To be issued in connection with relinquishment of interest to WWWX. The final amount to be determined but shall not be less than 250,000 nor greater than 475,000 shares based upon the number of shares and cash received by PECO for a 5% interest.

                            STOCK PURCHASE AGREEMENT

                                  SCHEDULE 3.7

(i) The Company has issued an additional 497,186 shares of Common Stock since the date of the Balance Sheet and has contractual obligations to issue approximately 22,700,000 additional shares as set forth in subparagraph (d) of Schedule 3.6, excluding (i) 2,000,000 shares to be issued to Blair pursuant to the Stock Purchase Agreement; (ii) shares to be issued upon conversion of an aggregate of $3,000,000 in face amount Series A 6% Cumulative Convertible Debentures (the "Convertible Debt") which, if not converted in accordance with their terms, will require repayment together with all accrued, unpaid interest thereon by the Company by their Maturity Date; and (iii) the shares to be issued to JenCom Digital Technologies LLC.

(iii) Pursuant to an Agreement and Plan of Merger dated February 23, 1999 (the "Agreement") among the Company, Artra Group Incorporated ("Artra"), NA Acquisition Corp. ("NAAC") and WWWX Merger Subsidiary, Inc., certain of the Company's assets were transferred to NAAC, its wholly owned subsidiary, pursuant to an Acquisition Agreement dated February 23, 1999. These assets include the membership interest in entrade.com (which also includes certain software license agreements relating to the ORBIT-Registered Trademark- System Software and intangible assets) and its ownership of 25% of the Class A voting stock of AsseTrade.com, Inc. (reflected as Global Trade Group Stock on the Balance sheet). These assets are now directly owned by NAAC. If the transactions described in the Agreement are not approved by the shareholders of WWWX, WWWX will be required to repay Artra $1,400,000 and a "break-up" fee of $2,000,000.

         All assets owned by NAAC are subject to a first priority lien in favor of Artra pursuant to the terms of a Loan Agreement and a Security Agreement, both dated February 23, 1999, between NAAC and Artra. The Company has guaranteed the repayment of the loan to NAAC pursuant to a Guaranty dated February 23, 1999.

(vi)     See (iii) above.